UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): October 12, 2018

 SeD Intelligent Home Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-55038	27-1467607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 210 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 301-971-3940

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 3, 2018, 150 CCM Black Oak, Ltd., a Texas limited partnership, entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with Houston LD, LLC for the sale of 124 lots located at its Black Oak project. Through certain subsidiaries, SeD Intelligent Home Inc. (the “Company”) owns 150 CCM Black Oak, Ltd.

Black Oak is a 162 acre land infrastructure development and sub-division project situated in Magnolia, Texas, north of Houston and is one of the Company’s two real estate projects. Pursuant to the Purchase and Sale Agreement, 124 lots will be sold for a range of prices based on the lot type. In addition, Houston LD, LLC has agreed to pay a “community enhancement fee” for each lot, which 150 CCM Black Oak, Ltd. will apply exclusively towards funding an amenity package on the property.

The closing of the transactions contemplated by the Purchase and Sale Agreement was subject to Houston LD, LLC completing due diligence to its satisfaction. Houston LD, LLC was entitled to cancel or terminate the Purchase and Sale Agreement at any time during a forty-five (45) day inspection period. By the mutual agreement of the parties, such inspection period was extended. Houston LD, LLC delivered a $50,000 deposit, followed by a second, $100,000 deposit.

On October 12, 2018, 150 CCM Black Oak, Ltd. entered into an Amended and Restated Purchase and Sale Agreement (the “Amended and Restated Purchase and Sale Agreement”) for these 124 lots. The purchase price remains $6,175,000.

Following the execution of the Amended and Restated Purchase and Sale Agreement, Houston LD, LLC has delivered an additional $100,000 deposit, bringing the aggregate earnest money deposit to $250,000. Such deposit is non-refundable unless 150 CCM Black Oak, Ltd. defaults. Under the Purchase and Sale Agreement, the closing of the purchase of these lots was contemplated to occur within thirty (30) days of the completion of this inspection period; under the Amended and Restated Purchase and Sale Agreement, such closing is now contemplated to occur within ten (10) days of the first to occur of the following: (i) a sixty (60) day pre-closing period, which may be extended for an additional thirty (30) days; or (ii) the completion of certain enumerated requirements. Such closing remains subject to certain closing conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeD Intelligent Home Inc.

Date: October 18, 2018	By:	/s/ Rongguo (Ronald) Wei
Name:Rongguo (Ronald) Wei
Title:Co-Chief Financial Officer

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